EXHIBIT 99.1



 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information (the "Unaudited Pro Forma Information") gives effect to the Merger under the pooling-of-interests method of accounting. The Unaudited Pro Forma Information is presented to reflect the estimated impact of the Merger and the issuance of 21,281,795 shares of Wausau-Mosinee common stock.

     The Unaudited Pro Forma Information is presented as if the Merger had been consummated as of the beginning of each period presented for the unaudited pro forma condensed combined statements of income and as of November 30, 1997, for the unaudited pro forma condensed combined balance sheet. Certain adjustments to the data presented have also been made to reflect the different fiscal years of Wausau and Mosinee (see "Notes to Unaudited Pro Forma Condensed Combined Statements of Income and Balance Sheet--Basis of Presentation," below). All column headings used in the Unaudited Pro Forma Information refer to the period-end date of Wausau.

     The Unaudited Pro Forma Information is not necessarily indicative of the operating results and financial position that might have been achieved had the Merger been consummated on the dates or as of the beginning of each period indicated, nor is it necessarily indicative of operating results and financial position which may occur in the future.

     The Unaudited Pro Forma Information should be read in conjunction with the historical consolidated financial statements of Wausau and Mosinee contained in their respective Annual Reports on Form 10-K and the unaudited consolidated interim financial statements contained in Wausau-Mosinee's Quarterly Report on Form 10-Q for the three months ended November 30, 1997 and in Mosinee's Quarterly Report on Form 10-Q for the six months ended June 30, 1997.

     On December 17, 1997, Wausau-Mosinee changed its fiscal year-end reporting period to December 31, from August 31.

         WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FOR THE THREE MONTHS ENDED NOVEMBER 30, 1997
                                                           Pro Forma  Pro Forma
                                     WAUSAU     MOSINEE  ADJUSTMENTS   COMBINED
 Net Sales                         $158,987     $89,782   (a)($214)  $248,555
   Cost of products sold            131,755      67,073   (a)( 214)   198,614
 Gross Profit                        27,232      22,709                49,941
   Selling, administrative and
   research expenses                  8,267      10,763                19,030
 Operating Profit                    18,965      11,946                30,911
   Interest expense                  (1,118)       (989)               (2,107)
   Interest income                       16           0                    16
   Other income and expense - net        15         182                   197
 Earnings Before Income Taxes        17,878      11,139                29,017
       Provision for income taxes     6,700       4,175                10,875
 Net Earnings                      $ 11,178     $ 6,964   $          $ 18,142

 Net Earnings Per Common Share     $   0.31     $  0.46              $   0.31

 Weighted Average Number of Shares   36,516   (b)15,202     21,300     57,816


  The accompanying notes are an integral part of this pro forma information.

         WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    FOR THE THREE MONTHS ENDED NOVEMBER 30, 1996
                                                           Pro Forma  Pro Forma
                                     WAUSAU     MOSINEE  ADJUSTMENTS   COMBINED
 Net Sales                         $139,639    $ 81,761   (a)($141)  $221,259
   Cost of products sold            113,299      58,764   (a)( 141)   171,922
 Gross Profit                        26,340      22,997                49,337
   Selling, administrative and
   research expenses                  8,016       8,114                16,130
 Operating Profit                    18,324      14,883                33,207
   Interest expense                    (585)     (1,056)               (1,641)
   Interest income                       89           0                    89
   Other income and expense - net        36          72                   108
 Earnings Before Income Taxes        17,864      13,899                31,763
       Provision for income taxes     6,750       5,620                12,370
 Net Earnings                      $ 11,114    $  8,279   $          $ 19,393

 Net Earnings Per Common Share     $   0.30    $   0.53              $   0.34

 Weighted Average Number of Shares   36,513      15,725   (b)21,300    57,813


  The accompanying notes are an integral part of this pro forma information.

         WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       FOR THE YEAR ENDED AUGUST 31, 1997
                                                           Pro Forma  Pro Forma
                                     WAUSAU     MOSINEE  ADJUSTMENTS   COMBINED
 Net Sales                         $570,258    $322,632   (a)($ 586) $892,304
   Cost of products sold            456,239     236,273   (a)(  586)  691,926
 Gross Profit                       114,019      86,359               200,378
   Selling, administrative and
   research expenses                 32,499      31,554                64,053
 Operating Profit                    81,520      54,805               136,325
   Interest expense                  (3,520)     (3,882)               (7,402)
   Interest income                      172           5                   177
   Other income and expense - net       227        (104)                  123
 Earnings Before Income Taxes        78,399      50,824               129,223
       Provision for income taxes    29,500      20,070                49,570
 Net Earnings                      $ 48,899    $ 30,754   $          $ 79,653

 Net Earnings Per Common Share     $   1.34    $   1.99              $   1.38

 Weighted Average Number of Shares   36,514      15,470   (b)21,300    57,814


  The accompanying notes are an integral part of this pro forma information.

      WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         FOR THE YEAR ENDED AUGUST 31, 1996
                                                           Pro Forma  Pro Forma
                                     WAUSAU     MOSINEE  ADJUSTMENTS   COMBINED
 Net Sales                         $542,669    $313,689   (a)($ 517) $855,841
   Cost of products sold            443,383     241,341   (a) ( 517)  684,207
 Gross Profit                        99,286      72,348               171,634
   Selling, administrative and
   research expenses                 29,763      32,291                62,054
 Operating Profit                    69,523      40,057               109,580
   Interest expense                  (2,786)     (5,418)               (8,204)
   Interest income                      562                               562
 Other income and expense - net        (470)        598                   128
 Earnings Before Income Taxes        66,829      35,237               102,066
   Provision for income taxes        25,600      14,042                39,642
 Net Earnings                      $ 41,229    $ 21,195   $          $ 62,424

 Net Earnings Per Common Share     $   1.12    $   1.35              $   1.07

 Weighted Average Number of Shares   36,821      15,725   (b)21,300    58,121


  The accompanying notes are an integral part of this pro forma information.

       WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                       FOR THE YEAR ENDED AUGUST 31, 1995
                                                           Pro Forma  Pro Forma
                                     WAUSAU     MOSINEE  ADJUSTMENTS   COMBINED
 Net Sales                         $515,743    $287,178   (a)($ 490)  $802,431
   Cost of products sold            434,995     236,741   (a) ( 490)   671,246
 Gross Profit                        80,748      50,437                131,185
   Selling, administrative and
   research expenses                 27,994      22,913                 50,907
 Operating Profit                    52,754      27,524                 80,278
   Interest expense                  (1,688)     (6,051)                (7,739)
   Interest income                      239          81                    320
   Other income and expense - net      (454)      1,422                    968
 Earnings Before Income Taxes        50,851      22,976                 73,827
   Provision for income taxes        19,600       9,043                 28,643
 Net Earnings                      $ 31,251    $ 13,933   $           $ 45,184

 Net Earnings Per Common Share     $   0.85    $   0.89               $   0.78

 Weighted Average Number of Shares   36,829      15,725   (b)21,300     58,129


  The accompanying notes are an integral part of this pro forma information.

        WAUSAU-MOSINEE PAPER CORPORATION AND CONSOLIDATED SUBSIDIARIES

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                NOVEMBER 30, 1997

                                                        Pro Forma  Pro Forma
                                    WAUSAU     MOSINEE  ADJUSTMENTS  COMBINED
 ASSETS
 CURRENT ASSETS
   Cash and cash equivalents      $  7,947    $    350               $  8,297
   Accounts and notes receivable    42,911      31,457                 74,368
   Inventories                      83,477      47,236                130,713
   Deferred income taxes             8,324       8,275                 16,599
   Other current assets              2,589         312                  2,901
 Total current assets              145,248      87,630                232,878
 Property, plant and equipment     384,705     216,124                600,829
 Other assets                       19,728      13,021                 32,749
 TOTAL ASSETS                     $549,681    $316,775               $866,456

 LIABILITIES AND SHAREHOLDERS'
 EQUITY CURRENT LIABILITIES
   Current maturities of long-
     term debt                    $  6,228                           $  6,228
   Accounts payable                 31,533      19,926                 51,459
   Accrued and other liabilities    20,171      25,988     14,000      60,159
   Accrued income taxes              5,534       1,569                  7,103
 Total current liabilities          63,466      47,483     14,000     124,949
 LONG-TERM LIABILITIES
   Long-term debt                   63,060      64,864                127,924
   Deferred income taxes            51,190      38,685                 89,875
   Other liabilities                57,233      30,502                 87,735
 Total long-term liabilities       171,483     134,051                305,534
 Preferred stock of subsidiary                   1,255                  1,255
 Total shareholders' equity        314,732     133,986 (c)(14,000)    434,718
 TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY           $549,681    $316,775 $             $866,456

  The accompanying notes are an integral part of this pro forma information.

        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF
                          INCOME AND BALANCE SHEET


 1.   BASIS OF PRESENTATION

      The unaudited pro forma condensed combined financial statements reflect the Merger under the pooling-of-interests method of accounting. The unaudited pro forma condensed combined statements of income for each year in the three-year period ended August 31, 1997, and the three-month periods ended November 30, 1997 and 1996, give effect to the Merger as though it had occurred as of the beginning of each period presented. The unaudited pro forma condensed combined balance sheet as of November 30, 1997, assumes that the Merger had been consummated on that date.

      The unaudited pro forma condensed combined statements of income present financial information for Wausau for the fiscal years ended August 31, 1997, 1996, and 1995 and the three months ended
      November 30, 1997 and 1996 and the recast financial information of Mosinee for the twelve month periods ended June 30, 1997, 1996, and 1995 and the three months ended September 30, 1997 and 1996. Mosinee's fiscal year ends December 31. There are no net sales or income for any period included more than once in the pro forma statements.

      The unaudited pro forma condensed combined balance sheet presents the balance sheet of Wausau as of November 30, 1997 and the balance sheet of Mosinee as of September 30, 1997.

      The unaudited pro forma condensed combined statements of income exclude the positive effects of potential cost savings which may be achieved upon combining the resources of the companies and non-recurring transaction costs of approximately $14 million, including investment banking, legal, and accounting fees. These transaction costs will be reflected in the results of operations in the first period reported by the combined company. Further, Wausau-Mosinee expects to restructure the combined companies, resulting in additional non-recurring charges. The range of amounts and timing of such charges cannot be reasonably estimated until an analysis of the newly combined operations is completed and a detailed restructuring plan is developed, but such charges may be material.

      For periods ending after December 15, 1997, the companies will retroactively adopt Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings Per Share." Under the new standard contained in SFAS No. 128, the companies will be required to report diluted earnings per share. Stock options are the only dilutive securities reflected in previously published financial statements. The difference between basic and diluted earnings per share under the new standard for previously reported periods is not expected to be material. The companies' previously published earnings per share information is equivalent to basic earnings per share under SFAS
      No. 128.

 2.   PRO FORMA ADJUSTMENTS

      (a) Represents elimination of intercompany sales between Wausau and Mosinee.

      (b) Represents an adjustment to reflect the combined weighted average number of common shares of Wausau and Mosinee, reflecting the issuance of approximately 21.3 million Wausau common stock in exchange for approximately 15.2 million Mosinee common stock outstanding utilizing an exchange ratio of 1.4 Wausau-Mosinee common stock for each share of Mosinee common stock.

      (c) Reflects an accrual for the estimated $14 million transaction costs related to the Merger.

 3.   FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The unaudited pro forma condensed combined financial statements assume that the Merger qualifies as a tax-free reorganization for federal income tax purposes.

                                    -9-